EXHIBIT 10.2

FIRST AMENDMENT

TO

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

First Amendment to Convertible Promissory Note Purchase Agreement (this “First Amendment”), effective as of January 12, 2015, is entered into by and among Kesselring Holding Corporation, a Delaware corporation (the “Company”), and James K. Toomey, an individual with his business address at 6425 28th Avenue East, Bradenton, Florida 34208 (the “Investor”).

RECITALS

WHEREAS, the parties hereto entered into a Convertible Promissory Note Purchase Agreement, dated as of October 24, 2014 (the “Original Purchase Agreement”), whereby the parties formalized $90,000 of borrowings made by the Company from the Investor time to time from October 2013 through September 17, 2014 (“Covered Period”) to conduct its business and pay certain specified costs;

WHEREAS, during the Covered Period the Investor made six separate loan advances to the Company in aggregate principal amount of Ninety Thousand Dollars ($90,000) in such principal amounts and on or about such dates as set forth in Exhibit A hereto (each such advance, a “Loan” and collectively the “Loans”);

WHEREAS, each loan was evidenced by a convertible promissory note in the principal amount of such Loan issued to the Investor (each, a “Convertible Note” and collectively the, “Convertible Notes”), which Convertible Notes for all such Loans were issued and delivered by Company concurrently with the execution of the Original Purchase Agreement;

WHEREAS, upon the occurrence of certain triggering events (a “Determination Date”), each of the Convertible Notes shall be convertible, in whole or in part, at the option of the holder at any time prior to the maturity date thereof, into shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), at the then-Conversion Price;

WHEREAS, the Conversion Price under each of the Convertible Notes was defined as the average of the mean of the bid and asked prices of Common Stock as quoted on any inter-dealer quotation system or pink sheets (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source selected by the Company) for the ninety (90) consecutive full trading days in which such shares were traded ending at the close of trading on the fifth business day preceding the Determination Date; and

WHEREAS, the parties have agreed that the Conversion Price, as defined, is variable and, based on the limited trading in the Company’s stock, makes it difficult to assess the number of shares that may be issuable thereunder and that a fixed rate Conversion Price in excess of the current market price for the Common Stock, subject to certain anti-dilution protections, would be in the best interest of the parties

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NOW, THEREFORE, consideration of the above and mutual representations, warranties, covenants, and agreements herein contained, the parties hereby agree as follows:

1. Amendments to the Convertible Notes

The parties hereby agree that each of the Convertible Notes representing each of the Loans identified in Exhibit A shall be amended as follows

(A) Definitions. The following revisions shall be made to the definitions set forth in Section 5(d) of the original Conversion Notes:

(I) Section 5(d)(i) of each of the Conversion Notes shall be amended by deleting the definition of “Conversion Price” in its entirety and by insertion, in lieu thereof the following:

“(i) The term “Conversion Price” shall be $0.01 per share of Common Stock, subject to adjustment as provided in Section 5(e) hereof.”

(II) The following shall be added as a new Section 5(d)(iv) to each of the Conversion Notes:

“(iv) The term “Conversion Shares” shall be those shares of Common Stock issued upon Conversion of this Note.”

(B) Anti-Dilution Provisions. The following new Section 5(e) shall be added to each of the Conversion Notes:

“(e) Anti-Dilution Provisions. The number and kind of securities and other property that may be acquired upon the conversion of this Note and the Conversion Price shall be subject to adjustment, from time to time, upon the happening of any of the following events:

(i) In the event that the Company shall declare, pay, or make any dividend upon its outstanding shares of Common Stock payable in Common Stock or shall effect a subdivision of the outstanding Common Stock into a greater number of shares of Common Stock, then the number of Conversion Shares that may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such dividend or subdivision, and the Conversion Price shall be decreased in such proportion. In case the Company shall at any time combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of Conversion Shares that may thereafter be acquired upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination and the Conversion Price shall be increased in such proportion.

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(ii) In the event that the Company declares, pays, or makes any dividend or other distribution upon its outstanding shares of Common Stock payable in securities or other property (excluding cash dividends and dividends payable in shares of Common Stock, but including, without limitation, shares of any other class of the Company’s stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company’s stock or other interests in the Company or its assets), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises his Optional Conversion Right with respect to this Note. The securities and other property then deliverable to the Holder upon the conversion of this Note shall be in the same ratio to the total securities and property set aside for the Holder as the number of Conversion Shares with respect to which this Note is then converted is to the total number of Conversion Shares that may be acquired pursuant to this Note at the time the securities or property were set aside for the Holder.”

(C) Conversion Price Adjustments. The following new Section 5(f) shall be added to each of the Conversion Notes:

“(f) Conversion Price Adjustments. Except as otherwise provided in this Section 5, upon any adjustment of the Conversion Price, the Holder shall be entitled to purchase, based upon the new Conversion Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by: (i) multiplying the (A) number of Conversion Shares that may be acquired pursuant to this Note immediately prior to the adjustment of the Conversion Price by (B) the Conversion Price in effect immediately prior to its adjustment, and (ii) dividing the product so obtained in clause (i) by the new Conversion Price.”

(D) Prior Notice of a Sale of the Company. Section 5(d) of the original Convertible Notes “Notice of a Sale of the Company” shall be renumbered as Section 5.4(g).

2. Defined Terms. All terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Original Subscription Agreement.

3. Inconsistent Provisions. All provisions of the Original Subscription Agreement which have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Subscription Agreement and this First Amendment, the provisions of this First Amendment shall control and be binding.

4. Counterparts. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. Execution and delivery may be by facsimile transmission.

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IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf all as of the date first written above.

COMPANY:

KINGFISH HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Ted Sparling
Ted Sparling, President & CEO

INVESTOR:

/s/ James K. Toomey
James K. Toomey

[SIGNATURE PAGE TO FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (FEBRUARY 10, 2015)]

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EXHIBIT A

Convertible Notes for Loan Advances

Date of Loan Advance	Principal Amount of Loan Advance

October 23, 2013	$10,000
November 13, 2013	$10,000
January 13, 2014	$10,000
April 24, 2014	$20,000
May 22, 2014	$20,000
September 17, 2014	$20,000
Aggregate Loan Amount	$90,000

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